                                  Exhibit 5.1


        [Letterhead of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
                          A Professional Corporation]

                                                              December 27, 1996



California Microwave, Inc.
555 Twin Dolphin Drive
Redwood City, California 94065

Ladies and Gentlemen:

     You have requested our opinion as counsel for California Microwave, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 400,000 shares of Common Stock issuable under the Company's Employee Stock Purchase Plan.

     We have examined the Company's Registration Statement of Form S-8 in the form to be filed with the Securities and Exchange Commission on or about December 27, 1996 (the "Registration Statement"). We further have examined the Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                HOWARD, RICE, NEMEROVSKI,
                                                  CANADY, FALK & RABKIN
                                                A Professional Corporation


                                                By: /s/ Richard W. Canady
                                                    ----------------------------
                                                        RICHARD W. CANADY